UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2012

SPECTRASCIENCE, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-13092	41-1448837
(State of other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

11568-11 Sorrento Valley Road, San Diego, CA 92121

(Address of principal executive offices)        (Zip Code)

Registrant’s telephone number, including area code: (858) 847-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders of SpectraScience, Inc. (the “Company”) was held on July 13, 2012. The votes cast with respect to each item of business properly presented at the meeting are as follows:

Proposal No. 1 – The shareholders elected each of the six nominees to the Board of Directors for a term ending at the next annual meeting of shareholders or until their successors are elected and qualified.

	For	Withheld	Broker Non-Vote
Michael P. Oliver	36,150,337	1,029,563	49,646,405
Mark McWilliams	36,349,780	830,120	49,646,405
Sheldon L. Miller	36,345,630	834,270	49,646,405
Stan Pappelbaum M.D.	36,351,630	828,270	49,646,405
Chester E. Sievert, Jr.	36,344,880	835,020	49,646,405
F. Duwaine Townsen	36,347,720	832,180	49,646,405

Proposal No. 2 – The shareholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation increasing the number of authorized shares of capital stock from 225,000,000 to 325,000,000, consisting of an increase in authorized shares of common stock from 175,000,000 to 275,000,000.

For	77,227,814

Against	8,632,592

Abstain	522,900

Broker Non-Vote	442,999

Proposal No. 3 – The shareholders ratified the appointment of McGladrey & Pullen LLP as the Company’s independent registered public accounting firm for 2012.

For	85,715,430

Against	1,103,232

Abstain	7,643

Broker Non-Vote	N/A

Item 7.01	Regulation FD Disclosure.

Following the business portion of the Company’s annual meeting, management made a presentation to shareholders on the Company’s operations and outlook for the remainder of fiscal year 2012 and beyond, followed by a question and answer period with shareholders. The Company’s presentation slides are furnished as Exhibit 99.1 to this current report on Form 8-K and are incorporated herein by reference. During the presentation and question and answer period, management commented on the following:

•	The Company believes that its operating results will largely track those projected in a published report by Zacks Investment Research.
•	The Company projects that revenues for the fiscal quarter ending September 30, 2012 will decline slightly from revenues for the fiscal quarter ended June 30, 2012 due to seasonal factors impacting the European economy.
•	The Company’s existing cash balance is sufficient to last until its next financing transaction is completed and the Company believes that it will be able to convert existing inventory into cash in the near future.
•	The Company is currently working on obtaining financing in the amount of $1.5 million to $2.0 million to provide sufficient capital for the remainder of the fiscal year, and is evaluating financing alternatives for the period following the end of the fiscal year.
•	The Company expects to incur increased operating costs for the foreseeable future, as it hires additional personnel and expands its product distribution.
•	The Company believes it may achieve breakeven in operating results by 2013 or 2014 if certain assumptions prove correct.

On July 12, 2012, the Company gave a presentation to certain investors at the OneMed Forum investor conference in New York City. The Company’s presentation slides are furnished as Exhibit 99.2 to this current report on Form 8-K and are incorporated herein by reference.

This Item 7.01 Current Report on Form 8-K contains statements of a forward-looking nature which represent management's beliefs and assumptions concerning future events. When used in this document and in documents incorporated herein by reference, the words “believe,” “expect,” and similar expressions are intended to identify forward-looking statements.  Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to the Company. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, those disclosed under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this report.

This Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful.  Any offers of securities will be made only by means of a private offering document.  The sale of any such securities have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

99.1	Annual meeting presentation dated July 13, 2012.
99.2	Investor presentation dated July 12, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 13, 2012

SPECTRASCIENCE, INC.

By	/s/ Jim Dorst
Jim Dorst
Chief Financial Officer and Chief Operating Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
July 12, 2012	001-13092

SPECTRASCIENCE, INC.

Exhibit
No.	Description

99.1	Annual meeting presentation dated July 13, 2012.
99.2	Investor presentation dated July 12, 2012.